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                                                                    Exhibit 23.1


                         INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Citadel Communications Corporation:

We consent to incorporation by reference in the registration statements (No, 333-65279, No. 333-85701, No. 333-85703 and No. 333-51022) filed on Form S-8 of
Citadel Communications Corporation and No. 333-92593 filed on Form S-3 of Citadel Communications Corporation, Citadel Broadcasting Company, CCC Capital Trust I and CCC Capital Trust II of our report dated February 23, 2001, except as to note 18 which is as of March 14, 2001, relating to the consolidated balance sheets of Citadel Communications Corporation and subsidiary as of December 31, 1999 and 2000, and the related consolidated statements of operations, shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 2000, which report appears in Form 10-K of Citadel Communications Corporation.

                                                                    /s/ KPMG LLP

Phoenix, Arizona
March 21, 2001